CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) of our reports dated February 18, 2020 relating to the financial statements and financial highlights, which appear in Invesco V.I. American Franchise Fund, Invesco V.I. American Value Fund, Invesco V.I. Balanced-Risk Allocation Fund, Invesco V.I. Comstock Fund, Invesco V.I. Core Equity Fund, Invesco V.I. Core Plus Bond Fund, Invesco V.I. Diversified Dividend Fund, Invesco V.I. Equally-Weighted S&P 500 Fund, Invesco V.I. Equity and Income Fund, Invesco V.I. Global Core Equity Fund, Invesco V.I. Global Real Estate Fund, Invesco V.I. Government Money Market Fund, Invesco V.I. Government Securities Fund, Invesco V.I. Growth and Income Fund, Invesco V.I. Health Care Fund, Invesco V.I. High Yield Fund, Invesco V.I. International Growth Fund, Invesco V.I. Managed Volatility Fund, Invesco V.I. Mid Cap Core Equity Fund, Invesco V.I. Small Cap Equity Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Technology Fund, Invesco V.I. Value Opportunities Fund, Invesco Oppenheimer V.I. Capital Appreciation Fund, Invesco Oppenheimer V.I. Conservative Balanced Fund, Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Invesco Oppenheimer V.I. Global Fund, Invesco Oppenheimer V.I. Global Strategic Income Fund, Invesco Oppenheimer V.I. Government Money Fund, Invesco Oppenheimer V.I. International Growth Fund, Invesco Oppenheimer V.I. Main Street Fund®, Invesco Oppenheimer V.I. Main Street Small Cap Fund® and Invesco Oppenheimer V.I. Total Return Bond Fund's Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm," "Financial Highlights," and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Houston, Texas

April 27, 2020